Exhibit 10.3
EDUCATION MANAGEMENT CORPORATION
NONQUALIFIED STOCK OPTION AGREEMENT
(Time-Vesting)
     THIS AGREEMENT (the “Agreement”), is made effective as of [                    ], 20___ (the “Date of Grant”), between Education Management Corporation, a Pennsylvania corporation, and the participant set forth on the signature page hereto (the “Participant”):
RECITALS:
     WHEREAS, the Company has adopted the Education Management Corporation Omnibus Long-Term Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement to the extent set forth in Section 14 below. Capitalized terms not otherwise defined herein or by reference herein shall have the meanings given thereto in the Plan; and
     WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant an Option to the Participant pursuant to the Plan, the Employment Agreement between the Participant and the Company (the “Parties”) dated as of [date] (the “Employment Agreement”), and the terms set forth herein.
     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the Parties agree as follows:
     1. Grant of the Option. The Company hereby grants to the Participant the right and option (the “Option”) to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of the number of Shares set forth on the signature page hereto, subject to adjustment as set forth in the Plan. The Option Price shall be as set forth on the signature page hereto, which the Parties agree is not less than the fair market value of a Share as of the date hereof.
     2. Duration. Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the Vested Portion of the Option at any time prior to the tenth anniversary of the Date of Grant (the “Termination Date”). The Option may not be cancelled or forfeited without the Participant’s prior written consent prior to such Termination Date, other than as expressly provided (x) in Section 15 of the Plan (relating to “Transactions”), or (y) in this Agreement.
     3. Vesting.
          (a) Subject solely to the provisions of Sections 3(b), 3(c), 4(a), 4(b) and 4(c) below and Section 15 of the Plan, the Option shall vest and become exercisable on each anniversary of the Date of Grant with respect to an aggregate of 25% of the Shares originally subject to the Option. The portion of the Option which has become vested and exercisable as described in Sections 3(a), 3(b) or 3(c) is hereinafter referred to as the “Vested Portion.”

          (b) Notwithstanding the foregoing and Section 3(c), one hundred percent (100%) of the Shares then subject to the Option shall be accelerated and become vested and exercisable immediately prior to, but subject to the consummation of, a Change in Control.
          (c) If the Participant’s Employment is terminated by the Company without Cause or by the Participant for Good Reason (as defined in the Employment Agreement), the Option shall vest and become exercisable on the next anniversary of the Date of Grant with respect to 25% of the Shares then subject to the Option. The remaining portion of the Option shall automatically be canceled without payment of any consideration therefor.
          For purposes of this Section 3(c), and of the percentages set forth in it, Shares previously subject to the Option, and in respect of which the Option has already been exercised, shall be treated as still subject to the Option. If the Participant’s Employment is terminated by the Company without Cause or by the Participant for Good Reason, the Vested Portion of the Option (including that which continues to vest in accordance with this Section 3(c)) shall remain exercisable until the second anniversary of the date of termination of Employment.
     4. Certain Other Terminations of Employment.
          (a) If the Participant’s Employment is terminated by the Company for Cause, the Option shall, whether or not vested, automatically be canceled without payment of consideration therefor.
          (b) If the Participant’s Employment is terminated by the Participant without Good Reason (as defined in the Employment Agreement) and not for death or Disability, the Option shall, to the extent not then or previously vested and exercisable, automatically be canceled without payment of consideration therefor, and the Vested Portion of the Option shall remain exercisable until thirty days following the date of termination of Employment.
          (c) If the Participant’s Employment is terminated due to the Participant’s death or Disability, the Option shall, to the extent not then or previously vested and exercisable, automatically be canceled without payment of consideration therefor, and the Vested Portion of the Option shall remain exercisable until the first anniversary of the date of termination of Employment.
     5. Exercise of Option.
          (a) Subject to Section 2, the Vested Portion of the Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised (the “Purchased Shares”) and shall be accompanied by payment in full of the Option Price in cash or by check or wire transfer; provided, however, that, in the sole discretion of the Committee, payment of such aggregate Option Price may instead be made, in whole or in part, by one or more of the following: (i) provided that the Company is not then contractually prohibited from permitting exercise in this fashion, the delivery to the Company of a certificate or certificates representing Shares, duly endorsed or accompanied by a duly executed stock power, which delivery effectively transfers to the Company good and valid title to such Shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such Shares to be valued at their aggregate Fair Market Value on the date of such exercise), provided that if a certificate or certificates representing Shares in excess of the amount required are delivered, a certificate (or other satisfactory evidence of ownership) representing the excess number of Shares shall promptly be returned by the Company, (ii) a reduction in the number of Purchased Shares to be issued upon such exercise having a Fair Market Value on the date of exercise equal to the aggregate Option Price in respect of the Purchased Shares, provided that the Company is not then contractually prohibited from permitting exercise in this fashion, or (iii) other cashless exercise procedures approved by the Committee. The Participant shall not have any rights to dividends or other rights of a stockholder with respect to Shares subject to the Option until the Participant has given written notice of exercise of the Option, paid the Option Price in full for such Shares and, if applicable, has satisfied any other conditions pursuant to the Plan or this Agreement (including provisions for the payment of applicable withholding taxes, which provisions may be made in any of the ways in which the Option Price may be paid). Notwithstanding anything to the contrary contained in this Agreement or the Plan, for purposes of this Section 5(a), the Fair Market Value of a Share shall, to the extent necessary to avoid incurring “additional tax,” interest or penalties under Section 409A of the Code, not be treated as greater than the “fair market value” of a Share determined consistently with Section 409A of the Code and the regulations and guidance promulgated thereunder.
          (b) Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and Federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange (collectively, the “Legal Requirements”) that the Committee shall in its sole discretion determine to be necessary or advisable, unless an exemption to such registration or qualification is available and satisfied. The Committee may establish additional procedures as it deems necessary or desirable in connection with the exercise of the Option or the issuance of any Shares upon such exercise to comply with any Legal Requirements. Such procedures may include but are not limited to the establishment of limited periods during which the Option may be exercised or that following receipt of the notice of exercise, and prior to the completion of the exercise, the Participant will be required to affirm the exercise of the Option following receipt of any disclosure deemed necessary or desirable by the Committee.
          (c) The Company shall, upon payment in accordance with Section 5(a) above of the Option Price for Purchased Shares, deliver such Shares as soon as reasonably practicable to the Participant and pay all original issue and transfer taxes and all other fees and expenses incident to such delivery. All Shares delivered upon any exercise of the Option shall, when delivered, (i) be duly authorized, validly issued, fully paid and nonassessable, (ii) be registered for sale, and for resale, under U.S. state and federal securities laws to the extent that other Shares issued under the Plan are then so registered or qualified and (iii) be listed, or otherwise qualified, for trading on any securities exchange or securities market on which other Shares issued under the Plan of the same class are then listed or qualified.
          (d) In the event of the Participant’s death, the Vested Portion of the Option shall remain exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution, or the person or persons to whom such rights have passed under Section 9, as the case may be, to the extent set forth in Section 4 (and the term “Participant” shall be deemed to include such heir or legatee or permitted transferee). Any such heir or legatee or permitted transferee of the Participant shall take rights herein granted subject to the terms and conditions hereof.
     6. Transactions. This Option shall be subject to the provisions of Section 15.2 of the Plan in the event of a Transaction.
     7. No Right to Continued Employment. The granting of the Option evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the Employment of the Participant and shall not lessen or affect the Company’s or its Affiliates’ right to terminate the Employment of the Participant.
     8. Legend on Certificates. The certificates representing the Shares purchased by exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may reasonably deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions, provided, however, that any such legends shall be removed, promptly upon the Participant’s reasonable written request, to the extent that the grounds that supported requiring the legend no longer apply.
     9. Transferability. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of one or more beneficiaries to whom the Option shall be transferred, in whole or in part, upon the death of the Participant shall not constitute a prohibited assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
     10. Taxes. Prior to the issuance of any Shares upon exercise of the Option, the Participant shall be required to satisfy any applicable withholding taxes in respect of the Option in accordance with Section 5(a) above. Subject to the foregoing, the Participant shall be solely responsible for the payment of all taxes relating to the payment or provision of any amounts or benefits hereunder. All amounts and benefits due to the Participant under this Agreement are subject to Section 7 of the Employment Agreement.
     11. Securities Laws. In connection with the acquisition of any Shares pursuant to the exercise of the Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with any Legal Requirements or with this Agreement.
     12. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party hereto at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
     13. Choice of Law. This Agreement shall be governed by and construed in accordance with its express terms, and otherwise in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law, provided that the provisions set forth herein that are required to be governed by the Pennsylvania Business Corporation Law of 1988, as amended, shall be governed by the Pennsylvania Business Corporation Law of 1988, as amended.
     14. Option Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Option is subject to the Plan to the extent that the Plan is not inconsistent with this Agreement. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of any inconsistency between (x) any term or provision of this Agreement and (y) any term or provision of the Plan or any other Company Arrangement (as defined in the Employment Agreement), other than the Employment Agreement, the terms and provisions of this Agreement will govern and prevail.
     15. Miscellaneous. Sections 8.2, 8.7 and 8.11 of the Employment Agreement (relating, respectively, to amendments and waivers, severability, and general interpretation principles) shall be deemed incorporated herein in full, with the references to the “Employment Agreement” in such Sections being treated as references to this Agreement, and the references to the “Executive” in such Sections being treated as references to the Participant. In addition, there shall be submitted for arbitration (as provided in Section 8.6 of the Employment Agreement) any dispute, controversy or claim related to whether the Participant’s termination of Employment was for Cause or Good Reason.
     16. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures delivered by facsimile shall be effective for all purposes.
[signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement, effective as of the Date of Grant.

EDUCATION MANAGEMENT CORPORATION
By:
Name:
Title:

Agreed and acknowledged as of the date first above written:

[participant’s name]

Number of time-vesting Shares subject to the Option:

Option Price: $